UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 10, 2013
Date of Report (Date of earliest event reported)

DOUBLE CROWN RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53389	20-5386829
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2312 N. GREEN VALLEY PARKWAY SUITE 1026 HENDERSON, NEVADA	89014
(Address of principal executive offices)	(Zip Code)

2312 N. GREEN VALLEY PARKWAY
SUITE 1026
HENDERSON, NEVADA 89014

707-961-6016
Registrant’s telephone number, including area code

109 H Street
Arcata, California 95521
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective on October 2, 2013, the Board of Directors of Double Crown Resources, Inc., a Nevada corporation (the "Company"), accepted the resignation of Jerold S. “Jerry” Drew as the President of Double Crown Resources. Jerold S. Drew will remain as the Chief Executive Officer and has accepted the position of Chairman of the Board. Mr. Drew did not resign as President as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Effective on October 2, 2013, the Board of Directors accepted the consent of Allen E. Lopez, who is a current member of the Board of Directors, as the President.

Effective on October 2, 2013, the Board of Directors accepted the consent of Antonio B. Castillo, who is a current member of the Board of Directors, as Chief Operating Officer.

Effective on October 2, 2013, the Board of Directors accepted the consent of Keith A. Tubandt, who is a current member of the Board of Directors, as President of Mining and Minerals.

Therefore, as of the date of this Current Report, the Board of Directors consists of Jerold S. Drew, Allen E. Lopez, Antonio B. Castillo, and Keith A. Tubandt.

The Board of Directors believes that the Company's business plans have progressed to the point where a revision of management responsibilities would better suit the projects and plans currently under development. In accordance with this progress, the Board of Directors appoints Mr. Lopez as the new President who assumes the daily operations for Mr. Drew. Mr. Drew will continue to oversee all operations, as well as assume the duties and responsibilities as Chairman of the Board of Directors.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOUBLE CROWN RESOURCES, INC.

DATE: October 10, 2013	By:	/s/ Jerold S. Drew
	Name:	Jerold S. Drew
	Title:	CEO